UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                   __________________________________

                              FORM 8-K/A

                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): July 22, 1999

                              0-10888
           -------------------------------------------------
                   (Commission File Number)
                _________________________________


                         OLD NATIONAL BANCORP
         (Exact name of registrant as specified in its charter)

             INDIANA                           35-1539838
   (State incorporation)             (I.R.S. Employer Identification No.)

                 420 Main Street, Evansville, Indiana 47708
                (Address of principal executive offices)

                           812-464-1434
                 (Registrant's telephone number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a) Previous Independent  Public Accountants

Effective July 22, 1999, the Board of Directors of Old National
Bancorp (the "Registrant") dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants. The Audit Committee of the Board of Directors of the Registrant approved this action.


In connection with the audits of Old National Bancorp's financial statements as of December 31, 1998, and 1997 and for the years then ended and through the period June 30, 1999, there were no disagreements between Old National Bancorp ("Old National") and Arthur Andersen on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on financial statements. Arthur Andersen's reports on Old National's financial statements as of December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.
The Registrant has provided a copy of this disclosure to Arthur
Andersen in compliance with the provisions of Item 304 (a) (3) of Regulation S-K and has requested a letter from Arthur Andersen addressed to the Securities and Exchange Commission stating that Arthur Andersen agrees with the statements as set forth above.
A copy of that letter, dated July 27, 1999, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Public Accountants

Effective July 22, 1999, the Registrant engaged the accounting firm of PricewaterhouseCoopers LLP as independent public accountants of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith:

Exhibit
Number     Title

16.1       Letter from Arthur Andersen re: change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.


OLD NATIONAL BANCORP


By:  /s/ Jeffrey L. Knight

Name:  Jeffrey L. Knight
Title:  Corporate Secretary and
General Counsel

Date:  July 29, 1999

EXHIBIT INDEX

Exhibit
Number          Title

16.1 Letter from Arthur Andersen re: change in certifying accountant.